UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 18, 2009

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 435-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2009, Nanometrics Incorporated announced the appointment of James P. Moniz as Chief Financial Officer (and principal accounting officer). Also on February 18, 2009, Bruce A. Crawford resigned his position as interim Chief Financial Officer. Mr. Crawford will continue in his position as Chief Operating Officer.

Pursuant to an Employment Agreement between us and Mr. Moniz, Mr. Moniz will be paid an annual base salary of $300,000 and will be eligible to participate in all Company employee benefit plans, policies and arrangements that are provided to the other executive officers and employees of the Company. Additionally, Mr. Moniz will be granted a non-qualified option for 100,000 shares of common stock. The shares subject to the option will vest over a three-year period from the date of grant, with one-third of the total number vesting on the first anniversary of the date of grant, and 1/36th of the total number vesting ratably on a monthly basis thereafter.

Mr. Moniz will also be eligible for an annual bonus payment of $150,000 if the Company meets certain milestones included in an operating plan to be approved by the Board of Directors, certain benefits including, health benefits and executive reimbursement plan for eligible expenses, and severance benefits if Mr. Moniz is terminated without cause or he resigns for good reason within twelve months of a change of control, including six months continuing salary, full acceleration of all outstanding equity awards and up to twelve months of continued health benefits (including dependents). Also, the Company intends to enter into its standard form of indemnification agreement with Mr. Moniz on substantially the same terms as those entered into with the Company’s other executive officers.

Prior to joining the Company, Mr. Moniz, age 51, served as Chief Financial Officer of Photon Dynamics, Inc., a global supplier of flat panel display test equipment, from April 2008 until October 2008. From October 2000 until February 2008, Mr. Moniz was Chief Financial Officer, Treasurer and Assistant Secretary of Nextest Systems Corporation. Mr. Moniz holds a B.S. in Accounting from San Jose State University.

Item 9.01 – Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by Nanometrics Incorporated dated February 18, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2009	NANOMETRICS INCORPORATED

/s/ Timothy J. Stultz
Timothy J. Stultz President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued by Nanometrics Incorporated dated February 18, 2009.